Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3) of First Midwest Bancorp, Inc. and in the related Prospectus of our reports dated February 27, 2009, with respect to the consolidated financial statements and schedules of First Midwest Bancorp, Inc. and the effectiveness of internal control over financial reporting of First Midwest Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young

Chicago, Illinois

February 27, 2009